19

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 6, 2025

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2025, Primoris Services Corporation (“Primoris” or the “Company”) appointed Koti Vadlamudi as President and Chief Executive Officer (“CEO”) of the Company and as a member of the Primoris Board of Directors (“Board”), each effective November 10, 2025. Mr. Vadlamudi will succeed David King, who has served as Interim President and CEO since March 20, 2025. Mr. King will continue to serve as Chairman of the Board after Mr. Vadlamudi assumes the President and CEO role.

Mr. Vadlamudi, age 55, is a seasoned engineering and construction executive with over 30 years of global experience leading operations, business development, and strategic growth across public and private sectors. His industry expertise spans energy and power, oil and gas, mission-critical facilities, consumer products, and life sciences. Mr. Vadlamudi has most recently served since January 2025 as Executive Vice President at Jacobs Solutions, Inc. (“Jacobs”), a global advisory and consultancy for critical infrastructure and advanced manufacturing. Previously, he held senior leadership roles of increasing responsibility at Jacobs, including Managing Director and Senior Vice President for Advanced Facilities from September 2019 to January 2025, and Regional Vice President of Buildings and Infrastructure and Downstream Operations and President and General Manager of Canadian Upstream Oil and Gas prior thereto.

On October 6, 2025, the Company entered into an employment agreement with Mr. Vadlamudi (the “Employment Agreement”) with a November 10, 2025 effective date (the “Effective Date”).

Under the Employment Agreement, Mr. Vadlamudi will receive an initial annual base salary of $1,000,000. He is also eligible to receive, beginning in 2026, (i) a target cash bonus under the Company’s Annual Incentive Plan equal to 120% of his annual base salary and (ii) subject to approval by the Board or the Company’s Compensation Committee, an annual equity grant under the Company’s 2023 Equity Incentive Plan with a target value equal to $3,000,000. The Employment Agreement also entitles Mr. Vadlamudi to all other benefits and perquisites that are provided to other employees of the Company, in addition to (i) relocation benefits, including a $6,000 per-month housing allowance for up to six month, reimbursement for travel-related expenses and up to $75,000 for moving expenses and (ii) personal use of the Company’s aircraft for up to 20 hours during 2025 and up to 40 hours annually thereafter.

Mr. Vadlamudi will receive the following sign-on awards after the Effective Date: (i) subject to approval by the Board or the Company’s Compensation Committee, restricted stock units under the Company’s 2023 Equity Incentive Plan with a grant date value of approximately $900,000, which will vest in equal installments on the first, second and third anniversaries of the Effective Date and (ii) a one-time cash bonus of $1,050,000, which cash bonus is repayable if Mr. Vadlamudi is terminated for Cause or resigns without Good Reason (each as defined in the Employment Agreement) before the first anniversary of the Effective Date.

In the event of termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), Mr. Vadlamudi is entitled to (i) a lump sum payment of 200% of his annual base salary then in effect, (ii) a pro rata portion of one year’s bonus, and (iii) up to one year of premiums for his and his eligible dependents’ participation in the Company’s group health plans pursuant to COBRA. In the event of such a termination during a change in control period (as described in the Employment Agreement), Mr. Vadlamudi is entitled to (i) a lump sum payment of 250% of the sum of his annual base salary then in effect and one year’s target bonus, (ii) the pro rata portion of the greater of (A) one year’s target bonus or (B) the annual bonus based on actual performance through the date of such change in control or the most recently completed calendar quarter, in the discretion of the Company’s Compensation Committee, and (iii) up to 30 months of premiums for his and his eligible dependents’ participation in the Company’s group health plans pursuant to COBRA. The foregoing termination benefits are subject to Mr. Vadlamudi’s timely execution and non-revocation of a release.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 7.01Regulation FD Disclosure.

On October 7, 2025, Primoris issued a press release announcing the appointment of Mr. Vadlamudi as President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Items 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment Agreement dated effective November 10, 2025, by and between Primoris Services Corporation and Koti Vadlamudi.

99.1	Press Release dated October 7, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: October 7, 2025	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

4